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SULLIVAN & CROMWELL
NEW YORK TELEPHONE: (212) 558-4000
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                                                                  April 28, 1998




Seligman Portfolios, Inc.,
   100 Park Avenue,
      New York, New York  10017.

Dear Sirs:

         In connection with Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A (File No. 33-15253) of Seligman Portfolios, Inc., a Maryland corporation (the "Fund"), which you expect to file under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an indefinite number of shares of Capital Stock, par value $.001 per share, of the classes designated as Seligman Large-Cap Value Portfolio and Seligman Small-Cap Value Portfolio (the "Portfolios", and the Shares of the Portfolios being referred to herein as the "Shares"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

         Upon the basis of such examination, we advise you that, in our opinion, the Shares have been duly authorized to the extent of 20,000,000 Shares of each Portfolio, and when the Post-Effective Amendment referred to above has become effective under the Securities Act and the Shares of



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Seligman Portfolios, Inc.                                                   -2-


each Portfolio have been issued (a) for at least the par value thereof in accordance with the Registration Statement referred to above, (b) so as not to exceed the then authorized number of Shares of the relevant Portfolio and (c) in accordance with the authorization of the Board of Directors, the Shares will be duly and validly issued, fully paid and non-assessable.

         We have relied as to certain matters on information obtained from public officials, officers of the Fund and other sources believed by us to be responsible.

         The foregoing opinion is limited to the federal laws of the United States and the General Corporation Law of the State of Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment referred to above. In giving such consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the Securities Act.

                                                            Very truly yours,

                                                            SULLIVAN & CROMWELL